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Exhibit 21

                        Microware Systems Corporation
                       Subsidiaries of the Registrant

                                                 State or Jurisdiction
                                                   of Incorporation
           Name                                    or Organization
--------------------------------------           ---------------------
Microware Systems Corporate Park, Inc.           Iowa
MicroMall, Inc.                                  Iowa
MSC Toolco, Inc.                                 Delaware
Microware Systems Ltd.                           United Kingdom
Microware Systems France S.A.R.L.                France
Microware Systems K.K.                           Japan